EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-38372 on Form S-8 of F.N.B. Corporation of our report dated June 20, 2013, appearing in this Annual Report on Form 11-K of F.N.B. Corporation Progress Savings 401(k) Plan for the year ended December 31, 2012.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

South Bend, Indiana

June 20, 2013